SOLICITATION TELEPHONE SCRIPT
-----------------------------

                          STRONG ADVISOR FOCUS FUND
                                TELEPHONE SCRIPT

INTRODUCTION

Hello, my name is __________. I'm calling from DF King & Co., Inc., on behalf of your investment in the Strong Advisor Focus Fund. May I please speak with __________? (If shares are registered jointly, ask to speak with one of the shareholders; If shares are registered in the form of an entity, ask to speak with someone authorized to vote the shares).

The Fund either electronically delivered or mailed proxy material to you concerning the upcoming special meeting of shareholders, which is scheduled for September 13, 2002. I am calling to find out if you have received these materials. Do you have a moment?

Have you received the proxy materials?

     If not, then help the shareholder obtain the material he requires. If a NOBO, he/she should contact his/her broker. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as "14" or "15".

Are you familiar with the proposal? Do you have any questions?

     Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board Members has recommended that he/she vote in favor of all proposals. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

At your earliest convenience, please vote either online or by signing and dating the proxy card you received, and returning it in the envelope provided. If you like, I can record your vote over the telephone right now. Okay?

     Allow the person to give you a response. If the person says he/she has already sent in the proxy, do not ask how he/she voted.

Here is how we will proceed. I will record this phone call. For identification purposes only, I will ask you for your name, your address and either your account/control number or the last 4 digits of your social security number (or Tax Identification Number if shares are registered to an entity). Finally, I will confirm that you have received the proxy materials. Then I will take your vote(s). Within 72 hours, you will be mailed a letter confirming your vote(s), which will tell you how to make any necessary changes. Are you ready?

BEGIN THE VOTE


At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from DF King & Co on behalf of the Strong Advisor Focus Fund. Today's date is __________ and the time is __________.

May I please have your full name? If shareholder is an entity, may I please have your title? Can you confirm that you are authorized to direct the voting of (entity name) Strong Advisor Focus Fund shares?

May I please have your address?

May I have either your account/control number, listed on your proxy card, or the last 4 digits of your social security number? (If shareholder is an entity, ask for Tax Identification Number)

Input the response. You may not proceed without this information. If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote his shares. However, if the shareholder continues to resist, you have no choice but to politely end the call.

Have you received the proxy materials?


ACTUAL VOTING

Your Board Members are asking you to consider a proposal, which they have studied carefully and recommend that you support. Would you like to vote in favor of the proposal as recommended by your Board?

     If you are required to read the proposals individually, end each proposal by saying, "Your Board recommends that you vote in favor. How would you like to vote?" For most proposals, the valid responses are

               F = For proposal.
               A = Against proposal.
               B = Abstain.


CLOSING

I have recorded your votes. You have voted __________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it onto the fund.


In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

                            STRONG ADVISOR FOCUS FUND
--------------------------------------------------------------------------------
                            ANSWERING MACHINE MESSAGE
--------------------------------------------------------------------------------

Hello, this is _______ calling on behalf of the Strong Advisor Focus Fund. You should have received proxy material by electronic delivery or in the mail concerning the Special Meeting of Shareholders scheduled for September 13, 2002.

At your earliest convenience, please either vote online by following the instructions in the proxy materials or sign, date, and return the proxy card in the envelope provided. If you have any questions please call 1-800-714-3305.

Thank you for your consideration.

AUTOMATED TELEPHONE SCRIPT
--------------------------

                         MANAGEMENT INFORMATION SERVICES
                      PROPOSED SCRIPT FOR TELEPHONE VOTING
                            STRONG ADVISOR FOCUS FUND
                        MEETING DATE: SEPTEMBER 13, 2002


OPENING:

When connected to the toll-free number, shareholder will hear:

     "Welcome. Please enter the control number located on the upper portion of your proxy card."

When shareholder enters the control number, he/she will hear:

     "If you received more than one proxy card, you must vote each card separately. You will be prompted for additional cards later in this call. To vote as the Strong Advisor Focus Fund Board recommends, press 1 now. To vote otherwise, press 0 now."

OPTION 1: VOTING AS MANAGEMENT RECOMMENDS

If shareholder elects to vote as management recommends on all proposals, he/she will hear:

     "You have voted as the Board recommended. If this is correct, press 1. If incorrect, press 0."

If shareholder presses 0 to indicate an incorrect vote, he/she will hear:

     "To vote as the Strong Advisor Focus Fund Board recommends, press 1 now. To vote otherwise, press 0 now."

Shareholder is thus directed back to the beginning of the script.

If shareholder presses 1, he/she will hear:

     "If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder presses 0 to end the call, he/she will hear:

     "Thank you for voting."

Call is terminated.

OPTION 2: VOTING OTHERWISE

If shareholder elects to vote each proposal separately, he/she will hear:

     "Proposal 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 1, he/she will hear:

     "Your vote has been cast as follows (vote is given). If this is correct, press 1. If incorrect, press 0."

If shareholder presses 0 to indicate an incorrect vote, he/she will hear:

     "To vote as the Strong Advisor Focus Fund Board recommends, press 1 now. To vote otherwise, press 0 now."

Shareholder is thus directed back to the beginning of the script.

If the shareholder presses 1, he/she will hear:

     "If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder presses 0 to end the call, he/she will hear:

     "Thank you for voting."

Call is terminated.

INTERNET SCREEN
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              ADVISOR FOCUS & ADVISOR SELECT FUNDS' REORGANIZATION

VOTE NOW - SELECT YOUR PROXY CARD TYPE BELOW
To vote on this proxy, please select the 12- or 14- digit control number button

On May 2, 2002, the Strong Advisor Focus and the Strong Advisor Select Funds' Board of Directors approved the reorganization of the Strong Advisor Focus Fund into the Strong Advisor Select Fund and called for a meeting of the shareholders of the Advisor Focus Fund, currently scheduled for Friday, September 13, 2002. At the meeting, shareholders will vote on whether to approve an Agreement and Plan of Reorganization. The Board of Directors believes this is in the best interest of the Advisor Focus Fund's shareholders to reorganize the Focus Fund into the larger Advisor Select Fund. In addition, the Advisor Focus Fund's investment objective and investment policies are substantially similar to those of the Advisor Select Fund, as are the net expense ratios. Following approval of Proposal 1 at the shareholder meeting, shareholders' accounts in the Strong Advisor Focus Fund will automatically be converted-on a tax-free basis-into shares of the Strong Advisor Select Fund with a value equivalent to the value of the account in the Strong Advisor Focus Fund on the conversion date.

PROPOSALS FOR THE STRONG ADVISOR FOCUS FUND
Shareholders are being asked to vote on the following proposals at the Special Meeting of shareholders on Friday, September 13, 2002:

     1) To approve the Agreement and Plan of Reorganization and the transactions it contemplates, including an amendment to the Amended and Restated Articles of Incorporation of Strong Common Stock Fund, Inc. as described in the Proxy Statement/Prospectus.

     2) The transaction of such other business as may properly come before the meeting.

Any person who owned shares of the Advisor Focus Fund as of the close of the New York Stock Exchange on Friday, July 5, 2002 ("record date"), gets to vote-even if the investor later sold the shares. VOTE NOW

If you have a 12-digit control number on your proxy card, vote here.

If you have a 14-digit control number on your proxy card, vote here.